UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 20, 2010

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco CA		94111
(Address of principal executive offices)		(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

7000 Shoreline Court, Suite 270, South San Francisco CA      94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On August 20, 2010, the Company entered into a cost sharing and confidentiality agreement with VIA Pharmaceuticals, Inc. (“VIA”), pursuant to which the Company will occupy, as its principal executive offices, 1,544 square feet of the total 8,180 square feet of office space rented by VIA at 750 Battery Street, Suite 330, San Francisco, CA 94111.  Monthly costs and shared expenses payable by the Company under the agreement will be $5,241.  The agreement will commence on September 15, 2010 and continue for a term of one year, unless earlier terminated by either party upon 30 days’ advance written notice.

A copy of the agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.  The above description of the agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein.

Section 8 — Other Events

Item 8.01.              Other Events.

Effective September 15, 2010, the Company will change the address for its principal executive offices to the following:

Poniard Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, CA 94111

The Company will also continue to maintain its offices located at 300 Elliott Avenue West, Suite 500, Seattle, WA 98119.

  Section 9 — Financial Statements and Exhibits.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

10.1         Cost Sharing and Confidentiality Agreement dated August 20, 2010, between VIA Pharmaceuticals, Inc. and Poniard Pharmaceuticals, Inc., effective September 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: September 14, 2010	By:	/s/Michael K. Jackson
Michael K. Jackson
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Cost Sharing and Confidentiality Agreement dated August 20, 2010, between VIA Pharmaceuticals, Inc. and Poniard Pharmaceuticals, Inc., effective September 15, 2010